EXHIBIT 3.126
                               FOURTH AMENDMENT TO
                     THE CONNECTICUT NATURAL GAS CORPORATION
                           OFFICERS RETIREMENT PLAN AND
                    DEFERRED COMPENSATION PLAN TRUST AGREEMENT


        THIS AMENDMENT is made and entered into this _____ day of

   _________________, 1997, by and between CONNECTICUT NATURAL GAS CORPORATION,

   a Connecticut corporation with its principal office in Hartford, Connecticut

   (hereinafter referred to as the "Company") and FLEET NATIONAL BANK, a bank with trust powers having a principal place of business in Hartford,

   Connecticut (hereinafter referred to as the "Trustee"),

                               W I T N E S S E T H:

        WHEREAS, by Agreement dated January 9, 1989 (the "Agreement"), the

   Company and The Connecticut Bank and Trust Company, N.A. entered into an

   Agreement entitled The Connecticut Natural Gas Corporation Officers

   Retirement Plan Trust Agreement; and

        WHEREAS, Fleet National Bank has succeeded to the trust business of The

   Connecticut Bank and Trust Company, N.A., and is currently serving as

   Trustee; and

        WHEREAS, the parties entered into a First Amendment to the Agreement dated August 5, 1993 which, among other things, renamed the Agreement; and

        WHEREAS, the parties entered into a Second Amendment to the Agreement dated February 17, 1995; and

        WHEREAS, the parties entered into a Third Amendment to the Agreement dated September 12, 1995; and

        WHEREAS, the parties reserved the right to amend the Agreement in

   Article X, Section 10.1 thereof, subject to the conditions set forth therein; and





        WHEREAS, the Company wishes to amend the Agreement in the particulars set forth below;

        NOW, THEREFORE, the Company and the Trustee agree as follows:

        1.   Section 13.1, relating to "Change of Control," as added by the

   Third Amendment, is amended by the addition of the words "or any related corporation" after the words "of the Company" set forth in the parenthetical phrase in subsection (iii)(2) thereof; and by the addition of the following two sentences at the end thereof:

        "As used in this Section 13.1, the term 'Company' shall mean CTG Resources, Inc. It is intended that following the Agreement and Plan of Exchange referenced in part 2 of this Amendment, 'Change of Control' shall be determined with reference to CTG Resources, Inc."

        2.   This amendment shall be effective following the effective date of the Agreement and Plan of Exchange, pursuant to which the outstanding shares of CNG common stock will be exchanged for shares of common stock of CTG

   Resources, Inc.  Nevertheless, Connecticut Natural Gas Corporation shall continue to be the Company sponsoring and maintaining the Plan.

        3.   Except as hereinabove modified and amended, the Agreement, as amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed and the respective corporate seals to be hereunto affixed as of the date first above written.

   ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION


   ____________________________  By_______________________________
                                   Its


   ATTEST:                       FLEET NATIONAL BANK


   ____________________________  By______________________________






                                   Its



   STATE OF CONNECTICUT     )
                            )  ss.
   COUNTY OF HARTFORD       )

        Personally appeared ____________________________________,
   ______________________ of Connecticut Natural Gas Corporation, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such ______________________, and the free act and deed of said corporation, before me.

                                 ________________________________

                                 Commissioner of the Superior Court
                                 Notary Public
                                 My Commission Expires:



   STATE OF CONNECTICUT     )
                            )  ss.
   COUNTY OF HARTFORD       )

        Personally appeared ____________________________________,
   ______________________ of Fleet National Bank, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such ______________________, and the free act and deed of said corporation, before me.

                                 ________________________________

                                 Commissioner of the Superior Court
                                 Notary Public
                                 My Commission Expires:
















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